UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2007 (May 23, 2007)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events

Item 8.01. Other Events: TSX-V Approval of the Exploration, Development and Mine Operating Agreement with Kobex Resources Ltd. for the Mt. Emmons “Lucky Jack” Molybdenum Property.

On May 23, 2007, the TSX-V approved the Exploration, Development and Mine Operating Agreement between (i) Kobex Resources Ltd., and (ii) U.S. Energy Corp., its majority-owned subsidiary Crested Corp., and their jointly owned private subsidiary U.S. Moly Corp.

The effectiveness of the Agreement was subject to TSX-V approval by July 2, 2007. Kobex may pay options with cash or common stock. Upon approval, Kobex was required to pay the first option payment on the later date of April 13, 2007 or TSX-V approval.

Pursuant to the Agreement, Kobex has paid the first option payment (US$750,000) by issuing 285,632 shares of Kobex common stock (142,816 shares to each of U.S. Energy Corp. and Crested Corp.), valued at the market price for Kobex stock on May 22, 2007, the day prior to TSX-V approval.

For detailed information about the Agreement, please see the Form 8-K filed on April 9, 2007.

Section 9. Financial Statements and Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: June 4, 2007	By:	/s/ Harold F. Herron
Harold F. Herron, President